UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2025

BlackRock Monticello Debt Real Estate Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	000-56720	33-6595754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hudson Yards, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Advisory Agreements

On October 16, 2025, BlackRock Monticello Debt Real Estate Investment Trust, a Maryland statutory trust (the “Company”), entered into each of the (i) Third Amended and Restated Advisory Agreement (the “BLK A&R Advisory Agreement”), by and between the Company and BlackRock Financial Management, Inc. (the “BlackRock Advisor”), and (ii) Third Amended and Restated Advisory Agreement (the “MAM A&R Advisory Agreement” and, together with the BLK A&R Advisory Agreement, the “Advisory Agreements”), by and between the Company and MONTICELLOAM, LLC (the “Monticello Advisor” and, together with the BlackRock Advisor, the “Advisors”), in each case, in connection with the consideration for services rendered by the Advisors, to amend the allocation of certain fees payable to the Trust and to the Advisors.

Pursuant to the Advisory Agreements, the Advisors will continue to manage the Company’s day-to-day operations subject to the supervision of the Company’s board of trustees.

The foregoing description of each of the Advisory Agreements does not purport to be complete and is qualified in its entirety by reference to the BLK A&R Advisory Agreement and the MAM A&R Advisory Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Amendment to Sponsor Subscription Agreements

On October 16, 2025, the Company entered into each of (i) Amendment No. 2 to the Subscription Agreement, by and between the Company and the BlackRock Advisor (the “BLK Subscription Amendment”), and (ii) Amendment No. 1 to the Subscription Agreement (the “MAM Subscription Amendment” and, together with the BLK Subscription Amendment, the “Subscription Amendments”), by and between the Company and Monticello Capital Partners, LLC (the “Monticello Investor” and, together with the BlackRock Advisor, the “Sponsor Investors”), pursuant to which each of the Sponsor Investors has agreed not to submit for repurchase any Class E shares (the “Sponsor Investments”) issued to it in respect of their respective Subscription Agreements (as defined in the Subscription Amendments) until December 31, 2028 (the “Sponsor Liquidity Date”). On or following the Sponsor Liquidity Date, each of the Sponsor Investors may, from time to time, request that the Company repurchase an aggregate number of Class E shares issued in respect of the Sponsor Investments equal to the amount available under the 5% quarterly cap of the share repurchase plan of the Company (as amended, the “Share Repurchase Plan”) at a price per share equal to the most recently determined NAV per Class E share as of the repurchase date, but only during quarters when the Company fully satisfies repurchase requests from all other common shareholders who have properly submitted a repurchase request for such quarter in accordance with the Share Repurchase Plan, as described below (with respect to a repurchase from the BlackRock Advisor, a “BlackRock Repurchase”; with respect to a repurchase from the Monticello Investor, a “Monticello Repurchase”; and collectively, a “Sponsor Repurchase”).

Notwithstanding the foregoing, for so long as (i) the BlackRock Advisor or its affiliate acts as the Company’s investment advisor, the Company will not effect any BlackRock Repurchase, and (ii) the Monticello Investor or its affiliate acts as the Company’s investment advisor, the Company will not effect any Monticello Repurchase, in each case, in any quarter that the full amount of all common shares requested to be repurchased by shareholders other than the Sponsor Investors and their respective affiliates under the Share Repurchase Plan are not repurchased or the Share Repurchase Plan has been suspended.

The foregoing description of each of the Subscription Amendments does not purport to be complete and is qualified in its entirety by reference to the BLK Subscription Amendment and the MAM Subscription Amendment, which are filed as Exhibits 10.3 and 10.4, respectively, to this Current Report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Third Amended and Restated Advisory Agreement, by and between the Company and BlackRock Financial Management, Inc., dated as of October 16, 2025

10.2	Third Amended and Restated Advisory Agreement, by and between the Company and MONTICELLOAM, LLC, dated as of October 16, 2025

10.3	Amendment No. 2 to Subscription Agreement, by and between the Company and BlackRock Financial Management, Inc., dated as of October 16, 2025

10.4	Amendment No. 1 to Subscription Agreement, by and between the Company and Monticello Capital Partners, LLC, dated as of October 16, 2025

104	Cover Page Interactive Data File (embedded within the XBRL file)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock Monticello Debt Real Estate Investment Trust

	By:	/s/ Robert P. Karnes
	Name:	Robert P. Karnes
	Title:	President
Dated: October 17, 2025